EXHIBIT 24.1


                              POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below each severally constitutes and appoints SCOTT A. WENDEL as true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments and post-effective amendments) to this Registration Statement, any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1993, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.



Dated: ________________, 1997



______________________________       /S/ ____________________________
Witness                                  Alan R. Ackerman


______________________________       /S/ ____________________________
Witness                                  Harold Doran


______________________________       /S/ ____________________________
Witness                                  Jack Polak


______________________________       /S/ ____________________________
Witness                                  Scott A. Wendel